UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2004

New Horizons Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17840	22-2941704
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1900 S. State College Blvd., Suite 200, Anaheim, California		92806
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 940-8000

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in the New Horizons Worldwide, Inc. Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 2004, the Company agreed to settle a putative class action lawsuit (the "Litigation") filed by two former employees of the Company (the "Plaintiffs"), in the Superior Court of the State of California, in and for the County of Orange (the "Court"). After considering the defense costs, potential damages should the Plaintiffs prevail, and continued diversion of management resources, the Company determined that a settlement was warranted. The Company settled the matter with a class comprised of persons employed by the Company in California as Instructors during the class period from July 29, 1998 through December 31, 2002 (the "Settlement Class"). In the Litigation, the Plaintiffs alleged that the Company improperly classified class members as "exempt" employees rather than non-exempt, hourly employees entitled to overtime pay and meal and rest breaks.

On December 29, 2004, the Company entered into a Revised Class Action Settlement and General Release Agreement (the "Settlement Agreement") with the Plaintiffs, individually, and as class representatives for settlement purposes, to resolve the Litigation. The Court has preliminarily approved the Settlement Agreement, and a hearing for final approval of the Settlement Agreement is scheduled for February 11, 2005. A copy of the Settlement Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The following is a summary of the material terms of the Settlement Agreement, which is qualified in its entirety by reference to the Settlement Agreement.

Purpose of the Settlement Agreement

The Plaintiffs and the Company entered into the Settlement Agreement, without admitting any liability, solely to avoid the effort and expense of continued litigation.

Terms of the Settlement

Under the terms of the Settlement Agreement, the Settlement Class is certified as a class under the California Code of Civil Procedure for settlement purposes only. Upon the Effective Date (as defined below), the Plaintiffs and all members of the Settlement Class, except persons who file valid and timely requests for exclusion from the Settlement Class (collectively, the "Class Members"), shall release and forever discharge the Company from all claims relating to the Litigation, as well as waive and relinquish all Released Claims and Unknown Claims (as each term is defined in the Settlement Agreement). In consideration of the foregoing, the Company has agreed to pay a certain amount (the "Settlement Amount") to the Class Members for the full and final compromise, settlement and dismissal with prejudice of the Litigation and all claims that have been or could have been asserted therein, on and subject to the terms and conditions of the Settlement Agreement (the "Settlement").

The Settlement Amount

The Settlement Amount is equal to $1.7 million; however, if the Company and the Plaintiffs determine prior to the Court’s final approval of the Settlement Agreement that the actual number of work-weeks worked by the Class Members during the period from July 29, 1998 through December 31, 2002 (the "Class Period") is greater or less than 18,968 by more than five percent, then the Settlement Amount will be increased or decreased, as the case may be. Notwithstanding the foregoing, if the actual number of work-weeks worked by the Class Members during the Class Period is greater than 18,968 by more than five percent, then the Company may either (a) pay the adjusted Settlement Amount or (b) void the Settlement Agreement in its entirety, in which case the Plaintiffs and the Company will be returned to their respective positions that they were in, procedurally and substantively, on August 18, 2004. Additionally, if any Class Members choose to opt-out of the class, then the Settlement Amount, whether adjusted or not, will be reduced proportionately, based on the total number of work-weeks represented by the Class Members who choose to opt-out.

All fees, costs and expenses in connection with the Litigation will be paid either by the Plaintiffs, from the Settlement Amount or from a combination of both sources. Other than the Settlement Amount and its own attorneys’ fees, the Company will not be required to pay any fees, costs, expenses or settlement amounts arising from or that are in any way associated with the Litigation or the Settlement Agreement.

Payment of the Settlement Amount

The Settlement Amount is payable by the Company within ten days after the last to occur of the following: (a) the Settlement is fully and finally approved by the Court; (b) the time to appeal the Court’s approval of the Settlement has elapsed with no appeal filed; (c) any and all appeals have been resolved in favor of approval of the Settlement; (d) the time to submit claims has elapsed; (e) a final determination as to the validity of each claim submitted has been made; and (f) the appropriate amount to be distributed to each valid Class Member who submits a claim to receive payment in connection with the terms of the Settlement has been determined.

After deduction of costs, fees and expenses, the entirety of the remaining amount of the Settlement Amount shall be distributed proportionately to Class Members who have submitted valid and timely claims, based on the number of calendar work-weeks each such Class Member worked during the Class Period.

Conditions to Settlement

The Settlement Agreement is subject to the occurrence of each of the following (collectively, the "Conditions"): (a) the Court entering the Preliminary Order approving the Settlement; (b) the Court entering Final Judgment on the Settlement; and (c) the Final Judgment becoming no longer subject to judicial review (the "Effective Date").

The Court has already entered the Preliminary Order approving the Settlement. A hearing to consider objections, if any, and enter Final Judgment is scheduled for February 11, 2005. If all the remaining Conditions do not occur, then (a) the Company and the Plaintiffs will be restored to their respective positions in the Litigation as of immediately prior to the execution of the Settlement Agreement; (b) the Company and the Plaintiffs are to proceed in all respects as if the Settlement Agreement had not been executed and the related orders and judgments had not been entered, preserving in that event all of their respective claims and defenses in the Litigation; and (c) all releases given will be null and void.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1 - Revised Class Action Settlement and General Release Agreement

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Horizons Worldwide, Inc.

January 4, 2004	By:	/s/Thomas J. Bresnan

Name: Thomas J. Bresnan
Title: President and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Revised Class Action Settlement and General Release Agreement